United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 29, 2016

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

345 Bobwhite Court, Suite 200

Boise, Idaho 83706

(Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 8.01 below.

Item 3.02 Unregistered Sales of Equity Securities.

The holder of one convertible note of the Company has elected to convert the note into shares of our common stock. The aggregate principal amount of the convertible note being converted is $200,000. Conversion of the aggregate principal and accrued interest of this note will result in the issuance of 5,763,014 shares of our common stock. $200,000 of the aggregate principal amount of this note represent loans provided to us by one of the members of our Board of Directors. With accrued interest, the conversion of these notes reduces our total short term debt by $230,521.

These issuance of these shares was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering.

Item 8.01 Other Information.

On April 29, 2016, Mr. Hackett, the holder of these promissory notes, approved a Note Extension Agreement extending the due dates of the specific Promissory Notes detailed in the Note Table below:

NOTE TABLE

Note Holder	Original Principal Balance	Principal 11/30/15	Origination Date	Original Due Date	Amended Due Date	Interest Rate
Todd Hackett	$870,457	$892,679	10/21/14	05/31/15	5/31/2016	10%
Todd Hackett	$400,000	$400,000	01/16/15	06/30/15	5/31/2016	10%
Todd Hackett	$135,000	$135,000	2/17 & 3/5/15	06/30/15	5/31/2016	10%
Todd Hackett	$135,000	$40,000	04/20/15	06/30/15	5/31/2016	10%
Todd Hackett	$100,000	$100,000	2/6/16	2/29/16	5/31/2016	10%
Todd Hackett	$100,000	$100,000	03/16/16	04/30/16	5/31/2016	10%
Todd Hackett	$100,000	$100,000	04/01/16	04/30/16	5/31/2016	10%
Todd Hackett	$40,000	$40,000	04/19/16	04/30/16	5/31/2016	10%

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated:	April 29, 2016	By:	/s/ Robert Grover
Robert O. Grover
Executive Vice President

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